AMENDED AND RESTATED SCHEDULE A

THIS SCHEDULE A, amended and restated effective as of             , 2011, is Schedule A to that certain Amended and Restated Services Agreement dated as of March 31, 2004, as amended from time to time, between BNY Mellon Investment Servicing (US) Inc. and Metropolitan West Funds.

LIST OF PORTFOLIOS and CLASSES

Metropolitan West Ultra Short Bond Fund – Class M

Metropolitan West Ultra Short Bond Fund – Class I

Metropolitan West Ultra Short Bond Fund – Administrative Class

Metropolitan West Total Return Bond Fund – Class M

Metropolitan West Total Return Bond Fund – Class I

Metropolitan West Total Return Bond Fund – Administrative Class

Metropolitan West Total Return Bond Fund – Plan Share Class

Metropolitan West Low Duration Bond Fund – Class M

Metropolitan West Low Duration Bond Fund – Class I

Metropolitan West Low Duration Bond Fund – Administrative Class

Metropolitan West High Yield Bond Fund – Class M

Metropolitan West High Yield Bond Fund – Class I

Metropolitan West High Yield Bond Fund – Administrative Class

Metropolitan West Intermediate Bond Fund – Class M

Metropolitan West Intermediate Bond Fund – Class I

Metropolitan West Intermediate Bond Fund – Administrative Class

Metropolitan West AlphaTrak 500 Fund – Class M

Metropolitan West AlphaTrak 500 Fund – Administrative Class

Metropolitan West Strategic Income Fund – Class M

Metropolitan West Strategic Income Fund – Class I

Metropolitan West Strategic Income Fund – Administrative Class

[Signature page follows.]

Metropolitan West Unconstrained Bond Fund – Class M

Metropolitan West Unconstrained Bond Fund – Class I

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Schedule A to be executed by their officers designated below effective as of the date and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.

By:
Name:
Title:

METROPOLITAN WEST FUNDS

By:
Name:
Title: